UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 3, 2008

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 3, 2008, HECO issued a news release, “Hawaiian Electric files 2009 rate case—Request includes cost of new biodiesel unit at Campbell Industrial Park.” A copy of the news release is attached hereto as Exhibit 99 and incorporated by reference into this Item 7.01.

Item 8.01 Other Events.

The following is an update to the HECO discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate requests”, which is incorporated herein by reference to pages 46-49 of HEI’s and HECO’s Form 10-Q for the quarter ended March 31, 2008.

HECO 2009 Test Year Rate Case

On July 3, 2008, HECO filed a request with the Public Utilities Commission of the State of Hawaii (PUC) for a general rate increase of $97.0 million or 5.2% over the electric rates currently in effect, based on a 2009 test year, an 8.81% rate of return on rate base, an 11.25% return on common equity and a $1.408 billion rate base. HECO’s electric rates currently in effect include an interim rate increase granted by the PUC in October 2007 in HECO’s 2007 test year rate case (amounting to $77.9 million based on the final decision in HECO’s 2005 test year rate case), which is subject to a final decision from the PUC, and is subject to refund with interest if and to the extent that the final decision provides for a lesser increase. HECO is requesting an interim increase in the amount of $73.1 million as soon as practicable upon the PUC’s review of its 2009 test year rate increase application, and $23.9 million upon the in service date of the HECO’s new 110 MW generation facility being constructed at Campbell Industrial Park.

In addition to the costs related to HECO’s new 110 MW generating facility, the proposed rate increase is required to recover investments in other capital projects to be completed in 2008 and 2009 to maintain and improve system reliability, higher operation and maintenance costs required for HECO’s electrical system, and higher depreciation expenses since the last rate case.

As part of HECO’s 2009 test year rate case filing, HECO’s financing cost was based in part on gross capital expenditures of $205 million. The $205 million reflects a $33 million increase from the estimate of gross capital expenditures for 2009 included in the previous five-year (2008-2012) consolidated utility forecast of $1.3 billion, as a result of further review of investments needed for infrastructure reliability. The PUC may grant an interim increase within 10 to 11 months following the filing of the application, however, there can be no assurance of that interim increase or the amount of that increase. Similarly, the timing and amount of any final increase is subject to the discretion of the PUC.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

99     News release dated July 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/S/ CURTIS Y. HARADA	/S/ TAYNE S. Y. SEKIMURA
Curtis Y. Harada Controller and Acting Financial Vice President, Treasurer, and Chief Financial Officer (Principal Financial Officer of HEI)	Tayne S. Y. Sekimura Senior Vice President, Finance and Administration (Principal Financial Officer of HECO)

Date: July 7, 2008	Date: July 7, 2008

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